Exhibit 1

Exhibit 1 NUMBER NYU CENTRAL Garden & Pet INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE This certifies that SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND A STATEMENT OF RIGHTS, PREFERENCES AND PRIVILEGES CUSIP 153527 20 5 is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE, OF CENTRAL GARDEN & PET COMPANY transferable on the books of the Corporation by the holder hereof to person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SECRETARY CHIEF EXECUTIVE OFFICER ©SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960 COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 / ETHER 7 / LIVE JOBS / C / CENTRAL 25729 FC PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722 PROOF OF DECEMBER 22, 2006 CENTRAL GARDEN & PET COMPANY TSB 25729 FC (LITHO) Operator: Ron/Anthony Rev. 1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF Colors Selected for Printing: Logo prints in PMS 334 and 60% Black Intaglio prints in SC-13 dark red. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. CENTRAL GARDEN & PET COMPANY CORPORATE SEAL MAY 13, 1992

The amount of the total authorized capital stock of this corporation consists of 80,000,000 shares of Common Stock, 100,000,000 shares of Class A Common Stock, 3,000,000 shares of Class B Stock and 1,000,000 shares of Preferred Stock. The preferences and relative rights of Common Stock and Class A Common Stock are substantially identical in all respects, except that Common Stock is entitled to one vote per share and Class A Common Stock has no voting rights on any matters submitted to a vote of stockholders unless required by Delaware law or in certain other limited circumstances as set forth in the Certificate of Incorporation of this corporation. The preferences and relative rights of the Common Stock and Class B Stock are substantially identical in all respects, except that (i) Class B Stock has the lesser of ten votes per share or 49% of the total votes cast and the Common Stock has one vote per share, (ii) Class B stock may only be transferred to a permitted transferee as defined in the Certificate of Incorporation of this corporation, (iii) Class B Stock is convertible into Common Stock, as set forth in the Certificate of Incorporation of this corporation and (iv) any amendment of the Certificate of Incorporation of this corporation or issuance of additional shares of Class B Stock requires the approval of holders of the Common Stock and Class B Stock, each voting separately as a class. In the case of stock splits and stock dividends, holders of Common Stock and Class B Stock will receive Common Stock or Class B Stock, respectively, while holders of the proposed Class A Common Stock will receive Class A Common Stock, in each case in the same ratio; provided that the Board may elect to distribute Class A Common Stock in the form of a pro rata dividend or distribution to holders of Common Stock, Class A Common Stock and Class B Stock. In no event will shares of Common Stock, Class A Common Stock or Class B Stock be split, divided or combined unless all such classes are split, divided, or combined equally. Central Garden & Pet Company will furnish, without charge, to each stockholder who so requests, a copy of the provisions setting forth the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of this corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof. Any such request may be addressed to the Secretary of this corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common TEN ENT —as tenants by the entireties JT TEN —as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT— Custodian (Cust)(Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT— Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Shares Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Signature(s) Guaranteed: By NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 /ETHER 7/ LIVE JOBS/C/CENTRAL 25729 BK (Path) PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722 PROOF OF DECEMBER 22, 2006 CENTRAL GARDEN & PET COMPANY TSB 25729 BK (Path) Operator: Ron/Anthony Rev. 1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF